UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 26, 2010
Date of Report (Date of earliest event reported)

MAINLAND RESOURCES, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-52782	90-0335743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20333 State Highway 249, Suite 200 Houston, Texas	77070
(Address of principal executive offices)	(Zip Code)

(281)-469-5990
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item	Description
8.01	Other Events
9.01	Financial Statement and Exhibits

2.

SECTION 8 - OTHER EVENTS

Item 8.01        Other Events.

On March 26, 2010, Mainland Resources, Inc. (the "Company") issued a press release announcing that it has engaged Stephen Kennedy Smith Jr. as Business Advisor to help steer the Company's forward development. The Company regards the engagement of Mr. Smith as an important strategic step towards its goals.

Over his diverse career, Mr. Smith has established a record for working with developing companies and helping them gain greater access to senior stock exchange sponsorship, institutional level investment and strategic relationships in the oil, gas and energy sectors.

Mr. Smith serves on the Kennedy family financial advisory board and is active in the Kennedy family financial investment and real estate development business. He served as Deputy Campaign Manager for Senator Edward Kennedy during his Presidential and Senatorial campaigns and as a senior staff member of the US Senate, was responsible for foreign policy and judiciary issues.

Mr. Smith founded Kennedy Smith Sammaweera, a real estate investment and development business specializing in smart growth and sustainable development related real estate. He has also served on the board of the John F. Kennedy Library, the Robert F. Kennedy Memorial, and the Congress on New Urbanism and the Northeastern University School of Public Policy. During his career, Mr. Smith has been involved in several high-level peace negotiations and has served as a consultant to the Irish peace process and the organization of African Unity. He is a three-time winner of Harvard's Danforth Award for Excellence in Teaching and a recipient of the Lyndehurst Foundation prize for social and artistic achievement.

Mr. Smith holds an M.A. from Harvard University, a J.D. from Columbia University, and an M.A. Ed. from the Harvard's School of Education.

Stephen Kennedy Smith Jr. is also the Chairman of Mainland Resources' Advisory Committee.

A copy of the press release is filed as Exhibit 99.1 hereto.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

EXHIBIT NUMBER     DESCRIPTION

99.1     Press release of Mainland Resources, Inc. dated March 26, 2010*

*            Filed herewith.

3.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
MAINLAND RESOURCES, INC.
DATE: March 26, 2010	By: /s/ Michael J. Newport Michael J. Newport President/Chief Executive Officer

4.